Exhibit 99.2

Page
Consolidated Financial Statements (unaudited)
Consolidated Balance Sheets	2
Consolidated Statements of Operations	3
Consolidated Statements of Cash Flows	4
Notes to Consolidated Financial Statements	5-19

1

LONDON BAY - VL ACQUISITION COMPANY, LLC

Consolidated Balance Sheets

ASSETS	September 30,	December 31,
	2014	2013
	(unaudited)
CURRENT ASSETS
Cash and cash equivalents	$510,421	$864,588
Accounts receivable, net of allowance for doubtful accounts of $352,088 and $329,160 at September 30, 2014 and December 31, 2013 respectively	1,179,418	1,346,962
Income tax receivable	129,740	129,740
Prepaid expenses and other current assets	100,290	95,305
Total current assets	1,919,869	2,436,595

Property and equipment, net	1,546,367	2,027,694
Deferred financing fees, net	214,152	299,014
Goodwill	15,868,300	15,868,300
Intangible assets, net	6,241,395	7,455,894

Total assets	$25,790,083	$28,087,497

LIABILITIES, NON CONTROLLING INTEREST AND UNITHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$504,100	$664,095
Accrued expenses	1,253,592	955,593
Current portion of notes payable	13,240,301	15,397,301
Related party notes payable	200,000	-
Related party payable	1,340,400	740,400
Total current liabilities	16,538,393	17,757,389

Warrant liability	20,226	28,921
Deferred tax liability	332,197	744,015

Total liabilities	16,890,816	18,530,325

COMMITMENTS AND CONTINGENCIES (Note k)

UNITHOLDERS' EQUITY

Series A redeemable preferred membership units, 200,000 units authorized, 170,775 issued and outstanding at September 30, 2014 and December 31, 2013, Liquidation preference of approximately $31,435,676 at September 30, 2014	23,971,960	23,971,960
Series B redeemable preferred membership units, 50,000 units authorized, 32,041 units issued and outstanding at September 30, 2014 and December 31, 2013, Liquidation preference of approximately $9,730,000 at at September 30, 2014	11,230,014	11,230,014
Series A common membership units, 7,500 units authorized, 5,073 units issued and outstanding at September 30, 2014 and December 31, 2013	454,363	444,714
Accumulated deficit	(27,012,620)	(26,345,066)

Total unitholders’ equity	8,643,717	9,301,622
Non controlling interest	255,550	255,550
Total equity	8,899,267	9,557,172

Total liabilities, non controlling interest and unitholders’ equity	$25,790,083	$28,087,497

The accompanying notes are an integral part of these consolidated financial statements.

2

LONDON BAY - VL ACQUISITION COMPANY, LLC

Consolidated Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenue	$2,672,659	3,040,894	$8,281,542	9,290,458

Cost of revenue	411,865	410,014	1,243,315	1,257,380

Gross profit	2,260,794	2,630,880	7,038,227	8,033,078

Depreciation expense	285,015	301,771	930,201	892,787
Amortization expense	404,833	436,272	1,214,499	1,405,076
Unit-based compensation	3,252	3,545	9,649	10,741
Selling, general and administrative expense	1,481,527	1,483,449	4,396,864	4,495,993

Operating income	86,167	405,843	487,014	1,228,481

Interest expense	500,667	528,963	1,546,498	1,435,011
Foreign exchange loss	8,467	3,664	19,888	9,891
Loss before income tax benefit	(422,967)	(126,784)	(1,079,372)	(216,421)

Income tax benefit	(137,273)	(4,271)	(411,818)	(8,894)

Net loss	$(285,694)	$(122,513)	$(667,554)	$(207,527)

The accompanying notes are an integral part of these consolidated financial statements.

3

LONDON BAY - VL ACQUISITION COMPANY, LLC
Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:

Net loss	$(667,554)	$(207,527)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	2,144,700	2,297,863
Amortization of deferred financing fees	84,862	95,165
Bad debt expense	175,363	210,124
Deferred income taxes	(411,818)	(113,894)
Unit-based compensation expense	9,649	10,741
Warrant expense	(8,695)	(114,558)

Changes in assets and liabilities
Accounts receivable	(8,405)	(44,737)
Income tax receivable	-	62,556
Prepaids, other current assets and other assets	(4,401)	12,174
Accounts payable	(166,748)	20,214
Accrued expenses and other liabilities	304,754	156,965

Net cash provided by operating activities	1,451,707	2,385,086

Cash flows from investing activities:

Purchases of property and equipment	(448,874)	(1,081,229)

Net cash used in investing activities	(448,874)	(1,081,229)

Cash flows from financing activities:
Proceeds from related party	200,000	-
Payments on notes payable	(2,157,000)	(2,010,634)
Advance from related party	600,000	-

Net cash used in financing activities	(1,357,000)	(2,010,634)

Net decrease in cash and cash equivalents	(354,167)	(706,777)

Cash and cash equivalents, beginning of year	864,588	1,412,359

Cash and cash equivalents, end of year	$510,421	705,582

The accompanying notes are an integral part of these consolidated financial statements.

4

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements

September 30, 2014 and 2013

NOTE A - NATURE OF THE BUSINESS

London Bay - VL Acquisition Company, LLC was formed as a limited liability company in Delaware in order to acquire VaultLogix, LLC (Vault) as its primary operating entity, in February 2008. In September 2008, the Company purchased Data Protection Services, LLC (DPS). In January 2009, the Company purchased US Data Security Corporation (US Data) through its wholly owned subsidiary US Data Security Acquisition, LLC.

London Bay - VL Acquisition Company, LLC through its subsidiaries, VaultLogix LLC, Data Protection Services, LLC and US Data Security Corporation (collectively, the "Company") is a provider of on-line backup services to small and medium size businesses.

As of September 30, 2014 and December 31, 2013 the Company was in violation of the maximum consolidated total leverage ratio covenant included in the Company’s revolving line of credit and term loan agreements (Note E). Due to this violation, the lender has the right to demand payment of the Company’s debt obligation of $13,240,301; however, this was not enforced prior to the date the transaction closed. As a result, the Company may need to obtain a waiver to cure this violation or arrange for alternative sources of financing in order to execute its business plan. On March 19, 2014 the Company entered into a definitive agreement with another party to be acquired and become a wholly owned subsidiary of that party. The transaction closed on October 10, 2014. As part of this transaction, the Company repaid the debt obligation in full. In addition, the Company entered into a new debt arrangement (Note M).

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

Principles of Consolidation

The consolidated financial statements include the accounts of London Bay - VL Acquisition Company, LLC and its subsidiaries as outlined in Note A. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with a maturity of three months or less at the time of purchase.

The Company maintains its cash and cash equivalents balances at a major financial institution, which at times during the year may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

5

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible, based on historical experience and management’s evaluation of outstanding accounts receivable at the end of the year. Uncollectible amounts are written off against the allowance after all collection efforts have been exhausted.

Revenue Recognition

For all services, the Company recognizes revenue when services are provided, evidence of an arrangement exists, fees are fixed or determinable and collection is reasonably assured.

The Company provides on-line data backup services to its customers. Certain customers pay for their services before service begins. Revenue from these customers is deferred until the services are performed. As of September 30, 2014, the Company did not have any material customers that paid for their services before service began.

Cost of Revenue

Cost of revenue consists primarily of fees paid to network providers for bandwidth services, co-location fees and royalty fees paid to third party backup software providers.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful lives of the assets or, when applicable, the life of the lease, whichever is shorter. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded in the consolidated statements of operations. Repairs and maintenance costs are expensed as incurred. Items which materially improve or extend the lives of existing assets are capitalized.

Impairment of Long-Lived Assets

If indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the present value of the expected future cash flows associated with the use of the asset.

Deferred Financing Fees

Costs incurred in connection with obtaining financing are capitalized and amortized using the effective interest method over the term of the related loans and are recorded as interest expense. Total accumulated amortization was $433,709 and $324,215 at September 30, 2014 and December 31, 2013, respectively.

6

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Goodwill and Other Intangible Assets

Goodwill represents the excess of the amount paid to acquire subsidiaries over the estimated fair value of the net assets acquired. Goodwill and intangibles with indefinite useful lives are not amortized but are subject to an annual impairment test annually, or sooner if an indicator of impairment (“triggering event”) occurs. The Company tests goodwill for impairment using a two-step process. Under the first step, the Company determines the fair value of each reporting unit to which goodwill has been assigned and then compares the fair value to the unit’s carrying value, including goodwill. If the fair value exceeds the carrying value, no impairment loss is recognized. If the carrying value exceeds the fair value, the goodwill of the reporting unit is considered potentially impaired and the second step is performed to measure the impairment loss. Under the second step, the Company calculates the implied fair value of goodwill by deducting the fair value of all tangible and intangible net assets, including any unrecognized intangible assets, of the reporting unit from the fair value of the unit as determined in the first step. The Company then compares the implied fair value of goodwill to the carrying value of goodwill. If the implied fair value of goodwill is less than the carrying value of goodwill, the Company recognizes an impairment loss equal to the difference.

The Company performs the annual impairment testing at the end of its reporting year with the assistance of an independent valuation firm. Testing performed at the end of 2013 concluded that the present value of expected future cash flows was below the carrying value, and therefore recorded a goodwill impairment charge totaling $17,627,294 in the fourth quarter of 2013. No triggering events were identified during the nine months ended September 30, 2014 and 2013.

Accounting for Unit-Based Compensation

The Company can grant common units to employees through an incentive program. These units are recorded at fair value and are recognized as an expense over the vesting period of the award.

Risks and Uncertainties

The Company is subject to the risks and uncertainties common to technology-based companies, including rapid technological change, dependence on principal products, new product development, new product introductions and other activities of competitors, dependence on key personnel, development of distribution channels and lengthy sales cycles.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and judgments include accounts receivable allowances, assumptions used in determining the fair value of common membership units, the Company’s incentive compensation plan, warrants and assumptions used in its analysis of impairment of goodwill and other long-lived assets.

7

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Advertising Costs

Advertising costs are charged to operations as incurred. Total advertising costs for the three and nine month periods ended September 30, 2014 were $107,310 and $339,999 and the three and nine month periods ended September 30, 2013 were $162,331 and $441,722, respectively.

Income Taxes

The Company is a limited liability company and as such does not pay income taxes. However, US Data Security is a C-Corporation and is subject to taxes. Additionally, the members of the limited liability company are responsible for paying taxes on their pro rata portion of the Company’s taxable income for the year. In accordance with the provisions of ASC Topic 740, the Company initially recognizes the financial statement effect of a tax position when, based solely on its technical merits, it is more likely than not (a likelihood of greater than fifty percent) that the position will be sustained upon examination by the relevant taxing authority. The Company does not believe its financial statements include any uncertain tax positions. If the Company had any it would record interest and penalties related to unrecognized tax benefits as income tax expense.

The Company accounts for any income taxes based on the estimated effective annual income tax rates. The tax provision differs from taxes payable because certain items of income and expenses are recognized in different periods for financial statement purposes than for tax return purposes. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. The Company establishes valuation allowances if the Company believes that it is more likely than not that some or all of the deferred tax assets will not be realized.

Fair Value

The Company applies a three-level valuation hierarchy for fair value measurements. The categorization of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the measurement of fair value. Level 1 inputs to the valuation methodology utilize unadjusted quoted market prices in active markets for identical assets and liabilities. Level 2 inputs to the valuation methodology are other observable inputs, including quoted market prices for similar assets and liabilities, quoted prices for identical and similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data. Level 3 inputs to the valuation methodology are unobservable inputs based upon management’s best estimate of the inputs that market participants would use in pricing the asset or liability at the measurement date, including assumptions about risk.

Noncontrolling Interest

Noncontrolling interest is classified in the consolidated balance sheet as a component of unitholders’ equity and the amounts of consolidated net loss attributable to both parent and the noncontrolling interest are now separately presented in the consolidated statement of operations. For the nine month periods ended September 30, 2014 and 2013, the noncontrolling interest portion of the consolidated net loss was immaterial.

8

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE C - PROPERTY AND EQUIPMENT, NET

The Company implemented a property and equipment tracking system in May of 2014. This required a physical inventory to be taken and compared to the book value of the property and equipment. The result was a one-time adjustment which reduced the net book value by approximately $78,000.

Property and equipment consisted of the following at:

	Estimated
	useful life	September 30, 2014	December 31, 2013

Computers and equipment	3-5 years	$3,861,059	$4,924,770

Software	3-10 years	1,800,303	2,434,316

Furniture and fixtures	3-5 years	44,422	53,497

Leasehold improvements	Lesser of economic life or life of the lease	32,610	35,563

Total		5,738,394	7,448,146

Less accumulated depreciation and amortization		4,192,027	5,420,452

		$1,546,367	$2,027,694

NOTE D - GOODWILL AND INTANGIBLE ASSETS

The Company’s carrying amount of goodwill is $15,868,300 at September 30, 2014 and December 31, 2013.

9

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE D - GOODWILL AND INTANGIBLE ASSETS - Continued

The Company has various other intangible assets. The weighted average remaining amortizable life of these intangible assets is 5 years. These assets and their acquired costs and lives are as follows:

			Estimated
	September 30, 2014	December 31, 2013	Useful Life
Customer list	$16,255,128	$16,255,128	2-10 Years
Covenant not to compete	4,705,200	4,705,200	3-5 Years
Brand name/trademark/website	181,000	181,000	10 Years

Total	21,141,328	21,141,328
Less accumulated amortization	14,899,933	13,685,434

Intangible assets, net	$6,241,395	$7,455,894

Estimated future amortization for the next five years is as follows:

Year ending
December 31,

2014	$404,833
2015	1,619,332
2016	1,619,332
2017	1,619,332
2018	978,566
$6,241,395

10

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE E - LINES OF CREDIT AND NOTES PAYABLE

Debt consisted of the following:

Revolving Line of Credit and Notes Payable

	September 30, 2014	December 31, 2013

Revolving line of credit with a financial institution, due September 1, 2015, bearing interest at the greater of 7.5% or 3 month LIBOR plus 6.0% (7.5 % at September 30, 2014)	$-	$-

Term Loan A with a financial institution, due September 1, 2015, bearing interest at the greater of 8.5% or 3 month LIBOR plus 7.0% (8.5 % at September 30, 2014)	$5,740,301	$7,897,301

Term Loan B with a financial institution, due September 1, 2016, bearing interest at the greater of 10.0% or 3 month LIBOR plus 8.5% (10.0 % at September 30, 2014)	$7,500,000	7,500,000

Total notes payable, current	$13,240,301	$15,397,301

In August 2011 the Company entered into a new loan agreement consisting of two term loans and a revolving line of credit. Borrowings under these debt agreements are collateralized by substantially all assets of the Company. These agreements also require the Company to maintain certain financial and non-financial covenants. Term Loan A is a four year agreement consisting of $11,500,000 principal and bearing an interest rate of the greater of 8.5% or 3 month LIBOR plus 7.0%. Repayments of principal began in February 2012. Term Loan B is a five year agreement consisting of $7,500,000 principal and bearing an interest rate of the greater of 10.0% or 3 month LIBOR plus 8.5%, plus paid in kind (PIK) interest of 2.5%. Repayments of principal begin in October 2015. The revolver is for a commitment amount of up to $1,000,000, based upon 80% of eligible accounts receivable, with an interest rate of the greater of 7.5% or 3 month LIBOR plus 6.0%, and 0.25% on the unused amount. The agreement requires the Company to maintain certain financial and nonfinancial covenants. The Company was in default of the maximum consolidated total leverage ratio covenant as of September 30, 2014 and December 31, 2013. As a result of the default, the lender has the right to demand payment on all borrowings at the time of the default and the Company may not be able to borrow on their revolving line of credit. In addition, the Company is accruing an additional 2.0% interest per annum as default interest and has classified all amounts outstanding under the loan agreement as current (Note M).

Related Party Notes Payable

In April 2014, the Company entered into two subordinated promissory notes with both Series A unitholders for the purpose of bridge financing. These notes are for $100,000 each and carry an interest rate of 7% per annum. All principal and accrued interest is due and payable on demand of the Company at any time on or after May 30, 2014 or upon the closing of the transaction contemplated by the Interest Purchase Agreement, dated as of March 19, 2014, by and among the Company and InterCloud Systems, Inc. (the “Maturity Date”). The transaction closed on October 10, 2014 and all principal and accrued interest was paid, (Note M).

11

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE F - FAIR VALUE MEASUREMENTS

The Company follows ASC 820, Fair Value Measurements. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 - Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3 - Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

The following table sets forth the financial assets and liabilities that were accounted for at fair value on a recurring basis as of September 30, 2014 and December 31, 2013 by level within the fair value hierarchy. See Note H regarding the valuation of warrants.

12

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE F - FAIR VALUE MEASUREMENTS - Continued

	September 30, 2014			December 31, 2013
	Quoted	Significant		Quoted	Significant
	Prices	Other	Significant	Prices	Other	Significant
	in Active	Observable	Unobservable	in Active	Observable	Unobservable
	Markets	Inputs	Inputs	Markets	Inputs	Inputs
Description	(Level 1)	(Level 2)	(Level 3)	(Level 1)	(Level 2)	(Level 3)

Warrant Liability	-	-	20,226	-	-	28,291

	-	-	$20,226	-	-	$28,291

	September 30, 2014	December 31, 2013
	Warrant	Warrant
	Liability	Liability

Beginning balance	$28,921	$181,663

Purchases or issuances	-	-

Total (gains)/ losses	(8,695)	(152,742)

Settlements	-	-

Ending balance	$20,226	$28,921

13

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE G – UNITHOLDERS’ EQUITY

Authorized Member units

At September 30, 2014 and December 31, 2013, the Company was authorized to issue 100,000 units of Series A-1 Preferred units, 100,000 units of Series A-2 units, 50,000 units of Series W Preferred units, 50,000 units of Series B Preferred Units and 7,500 units of Series A common units and 15,000 units of Series B common units.

Redemption Provisions

The Company, at the election of a majority of holders of the Series A-1 or Series A-2 preferred units, is required to redeem the Series A preferred units. The redemption price is equal to the greater of the original issue price per share or fair market value. In the event of a redemption event, Series W Preferred units and Series B Preferred units would be subject to redemption in proportion to the Series A redemption unit percentage. The redemption price would be calculated in accordance with the liquidation preference outlined below.

In accordance with ASC 480, the Company has determined that its outstanding preferred stock is conditionally redeemable and, as such, has included all amounts outstanding as unitholders’ equity.

Liquidation Preference

In the event of liquidation of the Company, liquidating distributions would be made in the following priority:

•	Series A unit holders would receive a distribution of the original price per share plus a Series A preferred return of 6%.

•	Series B unit holders would receive a fixed liquidation distribution ranging from $150-$480 per share.

•	Series W unit holders would receive a proportional share of the above distributions based on their relative ownership percentage.

•	Any remaining distributions would be allocated pro rata amongst all classes of units subject to certain limitations.

Other

In July 2008, the Company entered into a redemption and exchange agreement whereby a holder of the Series B preferred units exchanged 1,138 units for a 1% interest in VaultLogix LLC, a subsidiary of the Company. This exchange resulted in the noncontrolling interest presented in the consolidated financial statements.

14

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE G – UNITHOLDERS’ EQUITY - Continued

Common Units

The Company’s Management Incentive Unit Plan 2008 reserves 7,500 units of the Company’s Series A common units for issuance to employees, officers, directors and consultants. At September 30, 2014 the Company has 2,427 shares under this plan available for issuance. Shares granted in 2008 will vest over a 3-year term. No shares were granted in 2009 and 2010. Shares granted in 2011 will vest over a 4 year term. The estimated grant date fair value of the units issued is expensed over the vesting period. Total compensation expense associated with granting of units was $3,252 and $ 9,649 for the three and nine months ended September 30, 2014 and $3,545 and $10,741 for the three and nine months ended September 30, 2013, respectively. The following table sets forth a summary of non-vested shares issued during the period.

		Weighted
		Average
	Number	Grant Date
	of Units	Fair Value

Non-vested at December 31, 2012	1,850	$23.00

Granted	-	-
Vested	(847)	129.00
Forfeited	(256)	23.00

Non-vested at December 31, 2013	747	$23.00

Granted	-	-
Vested	(434)	23.00
Forfeited	-	-

Non-vested at September 30, 2014	313	$23.00

As of September 30, 2014 and December 31, 2013, the total unrecognized compensation cost was approximately $13,726 and $23,375 respectively, which is expected to be amortized over a weighted average period of approximately 1 year and 2 years respectively.

15

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE H - WARRANTS

During the year ended December 31, 2009, the Company authorized and issued 14,797 put warrants convertible into Series W Preferred units. These warrants were issued to the Company’s lenders with exercise prices ranging from $256-$308 per unit and expire in approximately 6 years. No warrants have been exercised during the nine months ended September 30, 2014 and 2013.

The put warrants issued are within the scope of ASC 480, which requires issuers to classify as liabilities (or assets under certain circumstances) free-standing financial instruments which, at inception, require or may require an issuer to settle an obligation by transferring assets. At September 30, 2014 and December 31, 2013, the estimated fair value of the warrants was $20,226 and $28,921 and is presented as a long-term liability in the accompanying consolidated balance sheet as of that date.

These warrants were valued using a Black-Scholes option pricing model taking into consideration the various rights and preferences of each class of equity and included discounts for control and marketability of 15% for each.

The enterprise value used in the option pricing model was derived from the ASC 350 step 1 analysis prepared by the Company. The Company also used comparable public companies from this analysis to determine volatility.

The fair values of the Series W warrants were calculated using the Black-Scholes valuation model with the following assumptions:

	September 30, 2014	December 31, 2013

Unit price	$12	$12
Risk-free interest rate	2.00%	1.46	%*
Volatility	78%	78%
Dividend yield	-	-
Term (in years)	4.25	5

* This was calculated using the average of the 5 year and 7 year T-bill rate.

The fair values of the Series W warrants are re-measured at each reporting period with changes in fair value being recorded as a gain or loss in the interest expense in the accompanying consolidated statement of operations. The Company recorded gains for the three and nine month periods ended September 30, 2014 of $3,041 and $8,695 and the three and nine month periods ending September 30, 2013 of $38,186 and $114,558, respectively.

16

LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE I - DEFINED CONTRIBUTION PLAN

The Company began a defined contribution plan for all employees pursuant to Section 401(k) of the Internal Revenue Code effective January 1, 2009. The plan was amended on July 12, 2011. Under the amended plan, employees become eligible to participate in the plan on their date of hire. Employees may contribute any whole percentage of their salary, up to a maximum annual statutory limit. The Company is not required to contribute to this plan and has made no contributions during the three and nine months ended September 30, 2014 and 2013.

NOTE J - INCOME TAXES

The Company calculated its expected annual tax rate for the year ending December 31, 2014 to be 39.3% compared to the actual effective rate for December 31, 2013 of 3.6%. The Company applied the 2014 expected effective tax rate to the three and nine months ended September 30, 2014 and recorded an income tax benefit of $(137,273) and $(411,818), compared to the income tax benefit of $(4,271) and $(8,894) for the three and nine months ended September 30, 2013. The effective tax rate differs from the statutory rate primarily as a result of state taxes, changes in valuation allowance and goodwill impairment charges.

A valuation allowance is established if it is more likely than not that all or a portion of the deferred tax asset will not be realized. Management believes that based upon its history of losses and projection of income and losses for the foreseeable future, it is more likely than not that the Company will not be able to realize deferred tax assets. Accordingly, a valuation allowance was established based upon the net realizable amount of deferred tax assets.

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2014	2013	2014	2013
Current provision (benefit)
Federal	$-	$-	$-	$-
State	-	-	-	-
	-		-	-
Deferred benefit	(137,273)	(4,271)	(411,818)	(8,894)

Benefit from income taxes	$(137,273)	$(4,271)	$(411,818)	$(8,894)

	September 30, 2014	December 31, 2013

Deferred tax assets
Net operating loss	$291,412	$-
Other deferred tax assets	29,654	17,753
	321,066	17,753
Deferred tax liabilities
Intangible amortization	(653,263)	(761,768)

Net deferred tax liabilities	$(332,197)	$(744,015)

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LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE K - COMMITMENTS AND CONTINGENCIES

Rent

The Company leases its office space and certain office equipment under non-cancelable operating leases through 2017. Total rent expense under these operating leases for the three and nine months ended September 30, 2014 and 2013 was approximately $41,000 and $124,000 and $41,000 and $111,000, respectively.

Litigation

Various lawsuits, claims and other contingent liabilities arise in the ordinary course of the Company’s business. While the ultimate disposition of such contingencies is not determinable at this time, management believes that any liability resulting from these contingencies will not materially affect the Company.

NOTE L - RELATED PARTY TRANSACTIONS

In September 2008, as part of its acquisition of Data Protection Services, the Company assumed a lease for office and data center space, between Data Protection Services and a company owned by a 5% member. The lease was amended in April 2012 and currently expires on December 31, 2016. During the three and nine months ended September 30, 2014 and 2013, the Company paid approximately $24,000 and $72,000 and $24,000 and $72,000, respectively in lease payments.

At both September 30 2014 and 2013, the Company has related party payables to certain members in the amounts of $305,400 for post-closing adjustments as part of previous acquisitions and $435,000 for deferred tax distributions. These amounts are payable when the Company has free cash available as defined in the agreement.

As part of the Interest Purchase Agreement, dated as of March 19, 2014, by and among the Maker; Data Protection Services,LLC; U.S. Data Security Acquisition, LLC; London Bay – VL Acquisition Company, LLC; Tier1 Solutions, Inc.; and InterCloud Systems, Inc and the Extension Letter to the Interest Purchase Agreement dated May 30th, 2014, Westview Capital, a series A investor, was paid $1,000,000 in extension fees. As of September 30, 2014, the Company borrowed $600,000 in cash from the investor for working capital purposes. Subsequently, upon the closing of the Agreement on October 10, 2014, the Company reversed the related party payable.

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LONDON BAY - VL ACQUISITION COMPANY, LLC

Notes to Consolidated Financial Statements - Continued

September 30, 2014 and 2013

NOTE M - SUBSEQUENT EVENTS

On March 19, 2014 the Company entered into a definitive agreement with another party to be acquired and become a wholly owned subsidiary of that party which closed on October 10, 2014. The transaction consisted of $16 million in cash, $12.75 million in restricted common stock, and $15.5 million in three year convertible seller notes, convertible at a fixed price of $6.37 per share. The cash payment necessary for the closing was obtained using a $13.2 million secured debt facility provided by White Oak Global Advisors, LLC, as well as a $4.3 million above-market-price common stock private placement with a single strategic investor.

The Company has evaluated all subsequent events through December 23, 2014, the date the financial statements were available for issuance.

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